UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2013

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78,666
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (512) 396-5801

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accountant

On June 14, 2013, following a comprehensive, competitive bid process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Thermon Group Holdings, Inc. (“Thermon”), the Audit Committee approved the engagement of KPMG LLP (“KPMG”) to serve as Thermon's independent registered public accounting firm for the fiscal year ending March 31, 2014. Ernst & Young LLP (“E&Y”) was notified on June 14, 2013, that it will not be retained as Thermon's independent registered public accounting firm for the fiscal year ending March 31, 2014.

E&Y's report on the consolidated financial statements of Thermon and its subsidiaries as of and for the fiscal year ended March 31, 2012 noted that (i) E&Y did not audit the 2010 financial statements of Thermon Canada Inc., Thermon Australia, PTY., LTD, and Thermon Heat Tracing & Engineering (Shanghai) Co., Ltd., all wholly owned subsidiaries of Thermon; (ii) those financial statements were audited by other auditors whose reports had been furnished to E&Y; (iii) E&Y's opinion on the consolidated financial statements of Thermon and its subsidiaries as of and for the fiscal year ended March 31, 2012, insofar as it related to the amounts included for Thermon Canada Inc., Thermon Australia, PTY., LTD (each of which are before certain adjustments to conform to U.S. generally accepted accounting principles), and Thermon Heat Tracing & Engineering (Shanghai) Co., Ltd., was based solely on the reports of such other auditors; and (iv) E&Y audited significant differences from Canadian generally accepted accounting principles and Australian generally accepted accounting principles to U.S. generally accepted accounting principles for 2010 related to Thermon Canada Inc. and Thermon Australia, PTY., LTD, respectively, reflected in Note 18 to the consolidated financial statements of Thermon and its subsidiaries for the fiscal year ended March 31, 2012.

Except as described in the immediately preceding paragraph, E&Y's reports on the consolidated financial statements of Thermon and its subsidiaries as of and for the fiscal years ended March 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. E&Y's report on the effectiveness of internal control over financial reporting as of March 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2013 and 2012, and the subsequent interim period through the filing on June 14, 2013, the date of E&Y's dismissal, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Thermon and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of any such disagreement in connection with its reports for such fiscal years and interim period, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Thermon provided E&Y with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that E&Y furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not E&Y agrees with the above disclosures. A copy of such letter, dated June 17, 2013, is filed herewith as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Newly Appointed Independent Registered Public Accountant

On June 14, 2013, the Audit Committee approved the engagement of KPMG to serve as Thermon's independent registered public accounting firm for the fiscal year ending March 31, 2014. The effective date of KPMG's engagement as Thermon's independent registered public accounting firm for the fiscal year ending March 31, 2014 is June 14, 2013. During the fiscal years ended March 31, 2013 and 2012, and the subsequent interim period through June 14, 2013, neither Thermon, nor anyone acting on Thermon's behalf, has consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Thermon's consolidated financial statements, in any case where either a written report or oral advice was provided to Thermon by KPMG that KPMG concluded was an important factor considered by Thermon in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP addressed to the U.S. Securities and Exchange Commission, dated June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
Jay Peterson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

16.1	Letter from Ernst & Young LLP addressed to the U.S. Securities and Exchange Commission, dated June 17, 2013.